Exhibit 99.2
PLAINS ALL AMERICAN PIPELINE, L.P.
INDEX TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

Introduction	1

Unaudited Pro Forma Condensed Combined Balance Sheet at June 30, 2009	2

Notes to the Unaudited Pro Forma Condensed Combined Balance Sheet	3

PLAINS ALL AMERICAN PIPELINE, L.P.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
Introduction
     The following unaudited pro forma condensed combined balance sheet as of June 30, 2009 gives effect to the following transactions:
i)	Third-quarter financing activities
•	In July 2009, we issued $500 million of 4.25% Senior Notes due 2012.

•	In August 2009, $175 million of our 4.75% Senior Notes became due and were repaid.
ii)	The pending acquisition of the remaining 50% of PAA Natural Gas Storage
As of June 30, 2009, Plains All American Pipeline, L.P. (“PAA”) had a 50% indirect equity investment in and was the operator of PAA Natural Gas Storage, LLC (“PNGS”). On August 27, 2009, PAA signed agreements under which a subsidiary of PAA will acquire the remaining 50% indirect ownership interest in PNGS from Vulcan Gas Storage LLC (“VGS”) for $220 million, consisting of $180 million to be paid at closing and $40 million of deferred contingent cash consideration. Of the $180 million to be paid at closing, $90 million will be paid in cash and the remainder will be paid in the form of 1.9 million PAA common units. The contingent consideration is payable in two cash installments of $20 million each upon the achievement of pre-defined events or performance benchmarks. We believe there is a high probability these benchmarks will be met. As such, we have reflected the full present value of this contingent consideration in our preliminary purchase price allocation reflected in the accompanying unaudited pro forma condensed combined balance sheet.
     The following unaudited pro forma condensed combined balance sheet at June 30, 2009 assumes the transactions were consummated on that date. The unaudited pro forma balance sheet should be read in conjunction with, and is qualified in its entirety by reference to, the notes accompanying such unaudited pro forma balance sheet as well as the notes included in the PAA Form 10-Q for the period ended June 30, 2009.
     The unaudited pro forma balance sheet is based on assumptions that we believe are reasonable under the circumstances and is intended for informational purposes only.

PLAINS ALL AMERICAN PIPELINE, L.P.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
(in millions)

	As of June 30, 2009
								Acquisition
		3rd Qtr						Funding,
	PAA	Financing		PNGS		Fair Value		Debt Repayment		Pro Forma
	Historical	Activities		Historical		Adjustments		& Goodwill		PAA
Cash and cash equivalents	$7	$—		$52	(c)	$—		$(52	)(e)	$7
								(2	)(e)
								2	(i)

Other current assets	2,915	—		7	(c)	—	(d)	—		2,922

Property, plant and equipment, net	5,255	—		624	(c)	—	(d)	—		5,879

Investment in unconsolidated entities	256	—		—		—		(188	)(g)	68

Goodwill	1,226	—		86	(c)	—	(d)	29	(j)	1,341

Other long term assets, net	344	2	(a)	31	(c)	—	(d)	—		377

Base gas/linefill	556	—		55	(c)	—	(d)	—		611

Total Assets	$10,559	$2		$855		$—		$(211)		$11,205

Other current liabilities	$2,270	$—		$24	(c)	$—	(d)	$(11	)(f)	$2,283

Credit facilities and other - short term	763	(497	)(a)	3	(c)	—	(d)	(3	)(e)	441
		175	(b)

Senior notes - short term	175	(175	)(b)	—		—		—		—

Credit facilities and other - long term	4	—		447	(c)	—	(d)	486	(e)	505
								(447	)(e)
								15	(f)

Senior notes, net - long term	3,394	499	(a)	—		—		—		3,893

Total long-term debt	3,398	499		447		—		54		4,398

Other long term liabilities	247	—		5	(c)	—	(d)	(4	)(f)	285
								37	(h)

Total Liabilities	6,853	2		479	(c)	—		73		7,407

Limited partners	3,558	—		—		—		90	(h)	3,648
General partner	85	—		—		—		2	(i)	87

Non-controlling interest	63	—		—		—		—		63

Total liabilities and partners’ capital	$10,559	$2		$479		$—		$165		$11,205

PLAINS ALL AMERICAN PIPELINE, L.P.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
     This unaudited pro forma condensed combined balance sheet and underlying pro forma adjustments are based upon currently available information and certain estimates and assumptions made by management; therefore, actual results could differ materially from the pro forma information. However, we believe the assumptions provide a reasonable basis for presenting the significant effects of the transactions noted herein. We believe the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the pro forma information. Please read “Pro Forma Sensitivity Analysis” below for assumptions related to fair value estimates.
Third-Quarter Financing Activities
Pro Forma Adjustments
a.	Records the issuance of $500 million of 4.25% senior notes due 2012, net of discounts and transactions costs. The proceeds were used to pay down our credit facility.

b.	Records the repayment of $175 million of 4.75% notes due August 15, 2009 using our credit facility.
The Pending Acquisition of the Remaining 50% of PNGS
     The acquisition presented in these pro forma statements has been accounted for using the acquisition method of accounting in accordance with the “Business Combinations” section of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification. Although we have not yet made any adjustments to the allocation of value, upon completion of the acquisition or shortly thereafter, we will develop a definitive allocation of the purchase price. As a result, the final purchase price allocation could vary significantly from the amounts shown here.
Pro Forma Adjustments
c.	To record the historical basis of the PNGS assets and liabilities acquired.

d.	For purposes of this presentation, the fair value of the assets acquired and liabilities assumed is based on book value and does not reflect any adjustments to the carrying value that may be required by the application of the FASB Business Combinations guidance. Under the FASB Business Combinations guidance, any excess of the purchase price over the net fair value of assets acquired and liabilities assumed is assigned to goodwill for the additional 50% acquired and any excess or shortfall of fair value over book value for the 50% we already owned is allocated to gain or loss. Please read “Pro Forma Sensitivity Analysis” below for assumptions related to fair value estimates.

e.	Extinguish PNGS debt of $450 million and pay the cash portion of the purchase price of $90 million using the following sources:

Sources:
PNGS cash	$52
GP proportionate capital contribution	2
PAA debt	486

$540

f.	Terminate the PNGS interest rate swaps. The June 30, 2009 value of the interest rate swaps was $15 million; the fair value on the day of close will be the actual payoff amount.

g.	Eliminate PAA’s historical investment in PNGS.

h.	Record the equity and contingent consideration portions of the acquisition. The value of the equity issued in conjunction with the acquisition will be based on the fair value (i.e. closing price) on the day that control is ultimately obtained (in this case, the closing date). The fair value of the $40 million contingent consideration is based on a high probability that the contingencies will occur and is currently estimated at a present value of $37 million based on a risk free cost of capital.

i.	Record PAA’s general partner’s proportionate equity contribution.

j.	Record goodwill on the 50% acquired and gain/loss on the 50% that we already owned.

50% Acquired
Cash	$90
PAA equity(1)	90

Paid at closing	180
Fair value of contingent consideration (1)	37

Total purchase price	$217

Fair value of assets & liabilities (2)	$188

Goodwill	$29

50% Owned
Book value	$188
Fair value (2)	$188

Gain/loss	$—

(1)	See footnote h. above.

(2)	Assumes fair value equals book value; see footnote d. above and “Pro Forma Sensitivity Analysis” below.

PRO FORMA SENSITIVITY ANALYSIS
     For purposes of this presentation, the fair value of the assets acquired and liabilities assumed is based on book value and does not reflect any adjustments to the carrying value that may be required by the application of the FASB Business Combinations guidance. Upon completion of the acquisition or shortly thereafter, we will develop a definitive allocation of the purchase price. As a result, the final purchase price allocation will result in changes to the amount of goodwill and gain/loss recorded. Below are some sensitivities to illustrate the impact that these uncertainties can have on the recorded results (in millions):

Change in Net Fair Value of Assets and Liabilities Acquired	50% Acquired	50% Owned
10% Decrease	Increase in goodwill of $19	Loss of $19
20% Decrease	Increase in goodwill of $38	Loss of $38
10% Increase	Decrease in goodwill of $19	Gain of $19
20% Increase	Zero goodwill; gain of $8	Gain of $38
Examples of items that, based on their fair value at closing, could cause changes in the final purchase price allocation and thus the amount of goodwill and gain/loss recorded:
•	PAA unit price

•	Fair value of contingent consideration

•	PNGS debt balance

•	Book value of our investment in PNGS

•	Fair value of assets and liabilities acquired